LanzaTech Reports Second Quarter 2025 Financial Results
Continued Focus on Operational Execution and Strategic Transformation

SKOKIE, IL., August 19, 2025 – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today reported its financial and operating results for the second quarter ended June 30, 2025.

Second Quarter Highlights:

•Efficiency & Profitability Initiatives - In May and June 2025, LanzaTech announced certain transitions in its executive leadership team and reductions to its workforce in connection with its ongoing strategic measures to scale its global business with greater cost efficiency to support its transition from a research and development-centric company to a commercially focused enterprise. These changes reflect LanzaTech’s commitment to improving operating leverage and aligning its cost structure with long-term business objectives.

•The company continues to advance key commercial projects, deepen strategic partnerships, and grow its pipeline of carbon transformation opportunities across industries including fuels, chemicals, and materials. This includes ongoing development efforts and collaborations to scale production of sustainable aviation fuel (SAF) using LanzaTech’s proprietary gas fermentation platform-positioning the company to serve growing demand from airlines, refiners, and governments aiming to meet decarbonization targets.

•UK Government Grant Funding for Project Dragon - In July 2025, LanzaTech was awarded a £6.4 million grant from the UK’s Advanced Fuels Fund to accelerate development of two commercial-scale Sustainable Aviation Fuel (SAF) facilities. The DRAGON 1&2 projects will utilize LanzaTech’s proprietary ethanol-to-jet technology to convert recycled carbon and waste-based ethanol into SAF. The first plant, in Port Talbot, will produce SAF from recycled ethanol, while the second will generate ethanol from CO₂ and green hydrogen for Power-to-Liquid SAF.

Second Quarter 2025 Financial Results

The table below outlines key results for the three and six month ended June 30, 2025 and 2024, respectively:

All amounts in millions ($)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$9.1	$17.4	$18.6	$27.6
Cost of revenue (1)	6.2	5.5	13.7	12.3
Operating expenses	35.1	34.7	68.1	64.3
Net loss	(32.5)	(27.8)	(51.7)	(53.3)
Adjusted EBITDA loss (2)	$(29.7)	$(17.8)	$(60.2)	$(39.9)
(1) Exclusive of depreciation.
(2) See “Non-GAAP Financial Measures” and “Reconciliations of GAAP Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Revenue
•Reported total revenue of $9.1 million in the second quarter of 2025, compared to $17.4 million in the second quarter of 2024. The year-over-year decrease was due to reductions in licensing business and a decline in engineering and other services and activity, partially offset by growth from CarbonSmart™ revenue:
◦Licensing revenue in the second quarter of 2025 was $1.1 million, compared to $8.5 million in the second quarter of 2024, primarily driven by $7.5 million in licensing revenue received in the prior period related to LanzaJet sublicensing our technology.
◦Engineering and other services revenue in the second quarter of 2025 was $1.9 million, compared to $5.1 million in the second quarter of 2024, due to the completion of projects with existing customers and government entities whose projects reached completion of their current development phase.
◦JDA and contract research revenue was $2.3 million in the second quarter of 2025, compared to $2.8 million in the second quarter of 2024, due to the completion of certain government projects during 2024, compounded by a period of downtime prior to new projects commencing.
◦CarbonSmart revenue was $3.8 million in the second quarter of 2025, compared to $0.9 million in the second quarter of 2024. The increase was due to an increased sales volume in CarbonSmart products during the three months ended June 30, 2025 compared to the same period last year.
Cost of Revenue
•Cost of revenue increased by $0.7 million, or 13%, in the three months ended June 30, 2025, compared to the same period in 2024. The year-over-year increase was driven in part by a change in revenue mix related to CarbonSmart sales increase, a lower margin business as compared to biorefining and JDA revenues.
Operating Expense
•Operating expenses were $35.1 million in the second quarter of 2025, compared to $34.7 million in the second quarter of 2024. The year-over-year increase was primarily due to higher professional fees related to our financing and strategic initiatives.
Net Loss
•Net loss for the second quarter of 2025 was $32.5 million, compared to $27.8 million in the same period last year. Net loss decreased year-over-year primarily as a result of a $6.7 million non-cash gain on financial instruments recognized in the second quarter of 2025, which was partially offset by expenses associated with evaluating strategic options and a $3.3 million non-cash loss recognized in equity method investees.
Adjusted EBITDA Loss
•Adjusted EBITDA loss was $29.7 million in the second quarter of 2025, compared to $17.8 million in the same period last year. The increase in Adjusted EBITDA loss year-over-year was primarily attributable to higher selling, general and administrative expenses as a result of cost optimization efforts, along with lower revenue and higher cost of sales period-over-period. While expected to reduce long-term expenses, short-term restructuring costs were impacted during the quarter ended June 30, 2025.

Balance Sheet and Liquidity
•As of June 30, 2025, the Company had $39.6 million in total cash, restricted cash, and investments, compared to total cash of $23.4 million as of March 31, 2025. The increase reflects the $40.0 million preferred equity financing completed in May 2025, which bolstered liquidity to support near-term operational execution and strategic SAF initiatives.

Management Comments
"We are focused on building a more efficient, scalable business with a path to profitability," said Dr. Jennifer Holmgren, Board Chair and CEO of LanzaTech. "In the second quarter, we took important steps to streamline operations and shift resources toward commercial execution especially relating to the high-growth market for sustainable aviation fuel. Our platform’s ability to convert carbon waste into SAF will position us to play a critical role in aviation decarbonization."
Dr. Holmgren added, "As we refine our operating model, we’re prioritizing capital-light growth through licensing and partnerships, supported by strong regulatory and customer momentum. With a focused strategy, we believe that we are well-positioned to scale our impact and create long-term value."
About LanzaTech
LanzaTech Global, Inc. (NASDAQ: LNZA) is the carbon recycling company transforming waste carbon into sustainable fuels, chemicals, materials, and protein. Using its biorecycling technology, LanzaTech captures carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives that captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. For more information about LanzaTech, please visit https://lanzatech.com.
Forward-Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, the Company’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the Company's ability to continue to operate as a going concern; the Company's ability to attract new investors and raise substantial additional financing to fund its operations and/or execute on its other strategic options; the Company's ability to regain compliance with the listing rules of the Nasdaq Stock Market LLC ("Nasdaq") and maintain the listing of its securities on Nasdaq; and the Company's ability to execute on its business strategy and achieve profitability. The Company may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Form 10-K for the year ended December 31, 2024, its Form 10-Q for the quarter ended March 31, 2025, its subsequently filed reports on Form 10-Q and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation expense, change in fair value of warrant liabilities, loss on the Brookfield SAFE extinguishment, change in fair value of the Brookfield SAFE and the Brookfield Loan liabilities, change in fair value of the FPA Put Option liability and Fixed Maturity Consideration (net of interest accretion reversal), change in fair value of the Convertible Note, change in fair value of the PIPE Warrant, change in fair value of the Brookfield Loan and loss from equity method investees, net. We monitor and have presented in this earnings press release Adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. For example, Adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$37,367	$43,499
Held-to-maturity investment securities	—	12,374
Trade and other receivables, net of allowance	7,079	9,456
Contract assets	8,016	18,975
Other current assets	13,689	15,030
Total current assets	66,151	99,334
Property, plant and equipment, net	19,215	22,333
Right-of-use assets	15,030	26,790
Equity method investment	—	4,363
Equity security investment	14,990	14,990
Other non-current assets	910	6,873
Total assets	$116,296	$174,683
Liabilities, Mezzanine Equity and Shareholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	3,944	5,289
Other accrued liabilities	12,647	8,876
Warrants	296	3,531
PIPE Warrant	28,350	—
Fixed Maturity Consideration and current FPA Put Option liability	4,123	4,123
Contract liabilities	3,547	6,168
Accrued salaries and wages	2,739	2,302
Current lease liabilities	170	158
Total current liabilities	55,816	30,447
Non-current lease liabilities	16,645	30,619
Non-current contract liabilities	5,887	5,233
FPA Put Option liability	30,015	30,015
Brookfield SAFE liability	—	13,223
Brookfield Loan liability	19,435	—
Convertible Note	—	51,112
Other long-term liabilities	513	587
Total liabilities	128,311	161,236
Mezzanine Equity
Redeemable convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 20,000,000 and no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	—
Preferred stock - additional paid-in capital	13,167	—
Total mezzanine equity	13,169	—
Shareholders’ Equity/(Deficit)
Common stock, $0.0001 par value, 600,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 231,995,967 and 194,915,711 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	23	19
Additional paid-in capital	994,394	981,638
Accumulated other comprehensive income	1,730	1,393
Accumulated deficit	(1,021,331)	(969,603)
Total shareholders’ equity/(deficit)	(25,184)	13,447
Total liabilities, mezzanine equity and shareholders' equity/(deficit)	116,296	174,683

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Contracts with customers and grants	$2,766	$6,235	$5,823	$12,485
CarbonSmart product sales	3,818	938	8,022	1,801
Collaborative arrangements	1,313	1,329	2,363	3,552
Related party transactions	1,187	8,873	2,359	9,781
Total revenues	9,084	17,375	18,567	27,619
Costs and operating expenses:
Contracts with customers and grants(1)	2,194	4,019	5,096	9,017
CarbonSmart product sales(1)	3,732	614	7,868	1,533
Collaborative arrangements(1)	283	759	744	1,555
Related party transactions(1)	21	99	35	156
Research and development expense	14,935	21,481	31,429	38,542
Depreciation expense	1,054	1,458	1,835	2,988
Selling, general and administrative expense	19,106	11,747	34,854	22,784
Total cost and operating expenses	41,325	40,177	81,861	76,575
Loss from operations	(32,241)	(22,802)	(63,294)	(48,956)
Other income (expense):
Interest income, net	192	513	630	1,661
Other income (expense), net	2,885	(3,791)	20,803	(3,612)
Total other income (expense), net	3,077	(3,278)	21,433	(1,951)
Loss from equity method investees, net	(3,335)	(1,719)	(9,867)	(2,400)
Net loss	$(32,499)	$(27,799)	$(51,728)	$(53,307)

Other comprehensive loss:
Changes in credit risk of fair value instruments	(1,605)	—	1,091	—
Foreign currency translation adjustments	(313)	(191)	(754)	(150)
Comprehensive loss	$(34,417)	$(27,990)	$(51,391)	$(53,457)

Net loss per common share - basic and diluted	$(0.15)	$(0.14)	$(0.25)	$(0.27)
Weighted-average number of common shares outstanding - basic and diluted	218,121,734	197,746,569	207,377,690	197,360,539

(1)exclusive of depreciation

LANZATECH GLOBAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(51,728)	$(53,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	4,556	6,231
Gain on change in fair value of SAFE and warrant liabilities	(3,184)	(20,322)
Loss on change in fair value of the Brookfield Loan	12,445	—
Loss on Brookfield SAFE extinguishment	6,216	—
Loss on change in fair value of the FPA Put Option and the Fixed Maturity Consideration liabilities	—	23,998
Change in fair value of Convertible Note	(42,980)	—
Loss on change in fair value of PIPE Warrant liability	3,400	—
Loss on partial lease termination	(60)	—
Provisions for losses on trade and other receivables, net of recoveries	126	(700)
Depreciation of property, plant and equipment	1,835	2,988
Amortization of discount on debt security investment	(34)	(501)
Non-cash lease expense	917	887
Non-cash recognition of licensing revenue	(2,214)	(9,240)
Loss from equity method investees, net	9,867	2,400
Unrealized (Gain)/Loss on net foreign exchange	649	(131)
Changes in operating assets and liabilities:
Accounts receivable, net	2,334	3,575
Contract assets	11,231	1,034
Accrued interest on debt investment	(83)	120
Other assets	1,377	(2,269)
Accounts payable and accrued salaries and wages	(882)	458
Contract liabilities	61	128
Operating lease liabilities	(877)	507
Other liabilities	4,213	1,202
Net cash used in operating activities	(42,815)	(42,942)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(879)	(3,268)
Proceeds from maturity of debt securities	12,408	32,770
Net cash provided by investing activities	11,529	29,502
Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock	15,050	—
Issuance costs related to preferred stock	(1,881)	—
Proceeds from issue of equity instruments of the Company	—	272
Repurchase of equity instruments of the Company	—	(48)
Partial settlement of the Brookfield Loan	(12,500)	—
Proceeds from PIPE Warrant	24,950	—
Net cash provided by financing activities	25,619	224
Effects of currency translation on cash, cash equivalents and restricted cash	(425)	(177)
Net decrease in cash, cash equivalents and restricted cash	(6,092)	(13,393)
Cash, cash equivalents and restricted cash at beginning of period	45,737	76,284
Cash, cash equivalents and restricted cash at end of period	$39,645	$62,891

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	$106	$235
Right-of-use asset additions	—	8,934
Cashless issuance of equity for Convertible Notes	8,132	—
Issuance of the Brookfield Loan	6,216	—
Non-cash change in lease liability on partial termination	13,025	—
Non-cash change in ROU assets on partial termination	(13,085)	—

LANZATECH GLOBAL INC
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Loss	$(32,499)	$(27,799)	$(51,728)	$(53,307)
Depreciation	1,054	1,458	1,835	2,988
Interest income, net	(192)	(513)	(630)	(1,661)
Stock-based compensation expense and change in fair value of Brookfield SAFE and warrant liabilities (1)	2,024	(3,344)	1,372	(14,091)
Loss on Brookfield SAFE extinguishment	—	—	6,216	—
Change in fair value of the FPA Put Option and Fixed Maturity Consideration liabilities (net of interest accretion reversal)	—	10,727	—	23,770
Change in fair value of Convertible Note	(7,837)	—	(42,980)	—
Change in fair value of PIPE Warrant	3,400	—	3,400	—
Change in fair value of Brookfield Loan	1,019	—	12,445	—
Loss from equity method investees, net	3,335	1,719	9,867	2,400
Adjusted EBITDA	$(29,696)	$(17,752)	(60,203)	(39,901)

(1)Stock-based compensation expense represents expense related to equity compensation plans.

Investor Relations Contact:
Omar El-Sharkawy
Lanzatech@icrinc.com

Public Relations/Media Contact:
Freya Burton
Lanzatech@icrinc.com